UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2024, Sonnet BioTherapeutics, Inc. and Sonnet BioTherapeutics CH SA, each a wholly-owned subsidiary of Sonnet BioTherapeutics Holdings, Inc. (collectively, the “Company”), entered into a License Agreement (the “Agreement”) with Alkem Laboratories Limited, a company organized under the laws of India (“Alkem”). Pursuant to the Agreement, the Company granted Alkem an exclusive license (with the right to sublicense) to research, develop, manufacture, import, export, market, use and commercialize pharmaceutical products containing a specific recombinant human interleukin-6 (or any derivatives, fragments or conjugates thereof) (the “Compounds”) (such products, the “Products”) for the treatment of diabetic peripheral neuropathy (DPN) (the “DPN Field”) and to manufacture, import, export, market, use and commercialize Products for the treatment of chemotherapy-induced peripheral neuropathy (CIPN) and autonomic neuropathy (together with the DPN Field, collectively, the “Fields”) in India (the “Exclusive Territory”). Except as provided for in the Agreement, the Company has agreed not to develop, use, sell, offer or otherwise commercialize any Compounds or Products for use in the DPN Field in the Exclusive Territory during the term of the Agreement.

The Company retains all rights to manufacture Compounds and Products anywhere in the world. The Company and Alkem shall enter into a follow-on supply agreement pursuant to which the Company shall manufacture for Alkem Compounds and Products for development and commercialization thereof in accordance with the Agreement on terms to be negotiated by the parties.

Pursuant to the terms of the Agreement, Alkem will bear the cost of, and be responsible for, among other things, conducting clinical studies and additional non-clinical studies (if any, subject to both parties’ approval), preparing and filing applications for regulatory approval and undertaking other developmental and regulatory activities for and commercializing Products in the DPN Field in the Exclusive Territory. Alkem will own and maintain all regulatory filings and approvals for Products in the Exclusive Territory. Upon payment of a Clinical Data Access Fee (as defined in the Agreement), the Company will have rights to access the data generated by the clinical trials conducted in connection with the Agreement.

In consideration of the license and other rights granted by the Company, Alkem will pay the Company, within twelve (12) weeks of the Effective Date of the Agreement, a $1,000,000 upfront non-refundable cash payment, as well as potential additional milestone payments to the Company totaling up to $1,000,000 subject to the achievement of certain development and regulatory milestones. In addition, during the Royalty Term (as defined below), Alkem is obligated to pay the Company a royalty equal to a percentage in the low double digits of net sales less Alkem’s actual cost of goods sold and Alkem’s sales and marketing and related expenses of Products in the Territory. The “Royalty Term” means, on a Product-by-Product basis in the Exclusive Territory, the period commencing on the date of the First Commercial Sale (as defined in the Agreement) of such Product in the Exclusive Territory and continuing until Alkem ceases Commercialization (as defined in the Agreement) of such Product in the DPN Field. The Royalty Term shall expire upon the first commercial sale of a competitive Intermittent Low-Dose IL6 compound as set forth in the Agreement.

The Company retains the sole responsibility to pay its third party licensors to the extent such obligations are applicable to the rights granted to Alkem with respect to the Products and shall remain liable for all obligations under the license related to the Compounds and Products between the Company and ARES Trading SA.

The Agreement will remain in effect in perpetuity until terminated as a result of breach, bankruptcy or upon ninety (90) days prior written notice, in each case as set forth in the Agreement.

Pursuant to the Agreement, the parties agreed to form a joint development committee to provide strategic oversight of the parties’ collaboration activities under the Agreement, including to coordinate the development of Products in the Territory.

The Agreement also contains customary representations, warranties and covenants by both parties, as well as customary provisions relating to indemnification, confidentiality and other matters.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached herewith as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD.

On October 9, 2024, the Company issued a press release announcing the Agreement with Alkem for the development, marketing and commercialization of the Products as set forth in the Agreement.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On October 9, 2024, the Company issued a press release announcing the Agreement with Alkem for the development, marketing and commercialization of the Products as set forth in the Agreement.

The Company entered into the Agreement with Alkem Laboratories Limited on October 8, 2024 for the research, development, manufacturing, marketing and commercialization of its molecule SON-080 for the treatment of DPN in India as well as the and the manufacturing, marketing and commercialization of SON-080 for the treatment of CIPN and autonomic neuropathy in India. SON-080 has the same mechanism of action for these three neuropathies.

SON-080 is the Company’s proprietary version of recombinant human Interleukin-6 (rhIL-6) that builds upon previous work with atexakin alfa. Under the terms of the Agreement, Alkem will pay the Company $1.0 million in upfront payments and up to an additional $1.0 million in milestone payments as set forth in the Agreement. Additionally, the Company is entitled to receive a royalty equal to a percentage in the low double digits of the net sales of the product upon commercialization of SON-080 in India less certain expenses as set forth in the Agreement. Alkem will conduct all clinical trials it believes appropriate to obtain regulatory approval in India for SON-080 for the treatment of DPN. Upon payment of a Clinical Data Access fee for Phase 2 and Phase 3 clinical trials, the Company will be able to use this data for partnering in any geography outside of India.

DPN represents a significant unmet medical need, with a global market projected to reach approximately $6.8 billion by 2030. The estimated market size of diabetic neuropathy in India was $120.3 million in 2023 and is expected to reach $246.7 million by 2030. DPN is a painful and extremely disabling disease that typically occurs in about 50% of diabetic patients. Current therapeutics focus primarily on pain symptoms due to lack of modulation treatments, however, such treatments do not address the non-pain symptoms resulting from nerve degeneration. Low dose IL-6 has been shown to stimulate peripheral nerve growth in preclinical models, thereby ameliorating motor and sensory functions and normalizing the associated pain or sensation disturbance of neuropathy.

SON-080 has undergone many years of development, in which previous clinical trials have generated safety data from over 200 patients. SON-080 has demonstrated compelling preclinical efficacy data in both DPN and CIPN, including reproducibly demonstrating the ability to prevent the development of neuropathy and reverse established neuropathy when assessed by nerve conduction, histological integrity and sensorimotor function measurements.

The Company recently announced encouraging data from the completed Phase 1b portion of its ongoing Phase 1b/2a clinical trial evaluating SON-080 for the treatment of CIPN (the “SB211 study”). The data demonstrated SON-080 to be well-tolerated at both doses, with no evidence of a pro-inflammatory cytokine response. Pain and quality of life survey results suggest the potential for rapid improvement of peripheral neuropathy symptoms and post-dosing durability with both doses, compared to placebo controls. For more information about the SB211 study, visit clinicaltrials.gov and reference identifier NCT05435742.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and Private Securities Litigation Reform Act, as amended, including those relating to the Agreement, the outcome of the Company’s clinical trials, the Company’s cash runway, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	License Agreement, dated October 8, 2024, between Sonnet BioTherapeutics, Inc., Sonnet BioTherapeutics CH SA and Alkem Laboratories Limited.
99.1	Press Release dated October 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain identified information has been excluded from this exhibit (indicated by asterisks) because it is both not material and the type of information that the Company treats as private or confidential, in accordance with the rules of the SEC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

Date: October 9, 2024	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer